Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the International Securities Exchange, Inc. Stock Option Plan, Stock Purchase Plan and Omnibus Stock Plan of our report dated February 10, 2005, with respect to the consolidated financial statements and schedules of International Securities Exchange, Inc. included in the Registration Statement (Form S-1 No. 333-117145) and related Prospectus dated March 8, 2005.

/s/    ERNST & YOUNG L.L.P.

New York, New York

March 9, 2005